Exhibit 99.1
Earnings Release

INVESTORS REAL ESTATE TRUST
ANNOUNCES
FINANCIAL AND OPERATING RESULTS
FOR THE QUARTER AND FISCAL YEAR ENDED APRIL 30, 2011;

Plans Distribution Reduction

Minot, ND – June 30, 2011 – Investors Real Estate Trust (tickers: IRET and IRETP; exchange: NASDAQ Global Select Market) reported financial and operating results today for the quarter and fiscal year ended April 30, 2011.

During the three month period ended April 30, 2011, IRET’s revenues decreased from the year-earlier period. Funds From Operations (FFO)1 overall and on a per share and unit basis decreased for the three month period ended April 30, 2011 compared to the same period of the prior fiscal year.  Net income decreased from the year-earlier period, primarily due to increased vacancy in the three month period ended April 30, 2011, compared to the three month period ended April 30, 2010.

For the three month period ended April 30, 2011, as compared to the same period of the prior fiscal year:

•	Revenues decreased to $59.1 million from $59.4 million.

•
FFO decreased to $14.7 million on approximately 100,239,000 weighted average shares and units outstanding, from $15.8 million on approximately 94,979,000 weighted average shares and units outstanding ($.15 per share and unit compared to $.17 per share and unit).

•
Net Income (Loss) Available to Common Shareholders, as computed under generally accepted accounting principles, was a loss of approximately $149,000 compared to income of $654,000 in the same period of the prior fiscal year.

•	Total expenses increased by $957,000, or 2.3%, in the three months ended April 30, 2011 compared to the three months ended April 30, 2010, from $42.4 million to $43.3 million.

During the twelve month period ended April 30, 2011, IRET’s revenues increased from the year-earlier period. FFO increased for the twelve month period ended April 30, 2011 compared to the same period of the prior fiscal year, while FFO on a per share and unit basis decreased.  Net income increased from the year-earlier period, primarily due to a gain on sale of discontinued operations in the twelve month period ended April 30, 2011 compared to the twelve month period ended April 30, 2010.

For the twelve month period ended April 30, 2011, as compared to the same period of the prior fiscal year:

•	Revenues increased to $237.4 million from $231.5 million.

•
FFO increased to $62.2 million on approximately 98,782,000 weighted average shares and units outstanding, from $61.5 million on approximately 89,918,000 weighted average shares and units outstanding ($.63 per share and unit compared to $.69 per share and unit).

•	Net Income Available to Common Shareholders, as computed under generally accepted accounting principles, was approximately $17.7 million compared to $1.6 million.

•	Total expenses increased by $6.3 million, or 3.8%, in the twelve months ended April 30, 2011 compared to the twelve months ended April 30, 2010, from $163.2 million to $169.4 million.

IRET’s President and Chief Executive Officer, Timothy Mihalick, commented: “During fiscal year 2011 we continued to experience a challenging market environment in our commercial office, industrial and retail segments in particular. While many of our markets appear to be emerging from recession, growth remains sluggish and unemployment high, and we continue to find it challenging to lease vacant space, as office, industrial and retail tenants are remaining cautious. We expect these leasing challenges to continue during fiscal year 2012, with flat or modest growth in rental revenues and net operating income.

Our multi-family residential properties, however, have shown steady improvement in occupancy and real estate revenue over the past several quarters.  We believe we are now beginning to see positive results from our internal property management initiative, in terms of our ability to focus on increasing net operating income by improving occupancy, maintaining control of expenses and establishing a direct relationship with our tenants.  In some markets we are experiencing sufficient improvement in market fundamentals (i.e., a better balance of supply of available units with demand for those units) to permit us to raise rents.  While we expect to see continued favorable results in our multi-family segment in fiscal year 2012, our ability to maintain occupancy levels and selectively raise rents is dependent on continued economic recovery and employment growth, and the strength and sustainability of a recovery is currently far from certain.”
______________________________
1
The National Association of Real Estate Investment Trusts, Inc. (NAREIT) defines FFO as “net income (computed in accordance with generally accepted accounting principles), excluding gains (or losses) from sales of property, plus real estate depreciation and amortization, and adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect funds from operations on the same basis.” FFO is a non-GAAP measure. We consider FFO to be a standard supplemental measure for equity real estate investment trusts because it facilitates an understanding of the operating performance of properties without giving effect to real estate depreciation and amortization, which assume that the value of real estate assets diminishes predictably over time.  Since real estate values instead historically rise or fall with market conditions, we believe that FFO provides investors and management with a more accurate indication of our financial and operating results. See table below for a reconciliation of Net Income to FFO.

i

Operating Results

Net Operating Income (NOI)2 from stabilized properties3 decreased approximately $2.1 million or 6.5% during the three month period ended April 30, 2011, compared to the same period one year ago. NOI from stabilized properties decreased in four of our five segments, with NOI increasing only in our multi-family residential segment, which increased 3.9% due to reduced vacancy.  NOI from all properties decreased by $1.2 million, during the three month period ended April 30, 2011, compared to the same period one year ago. NOI from all properties decreased in all of our segments except multi-family residential, which increased 4.4% due to reduced vacancy, and commercial medical, which increased 0.8 % in comparison to commercial medical NOI for the three months ended April 30, 2010, primarily due to new acquisitions in Fiscal 2011.

NOI from stabilized properties decreased approximately $5.8 million or 4.3% during the twelve month period ended April 30, 2011, compared to the same period one year ago. NOI from stabilized properties decreased in four of our five segments; only our commercial medical segment increased, by 2.6% due to a reduction in bad debt expense in comparison to the same period one year ago. NOI from all properties decreased by $1.4 million during the twelve month period ended April 30, 2011, compared to the same period one year ago. NOI from all properties decreased in all of our segments except commercial medical and commercial retail, which increased 10.2 % and 0.7% respectively, due  primarily to new acquisitions in Fiscal 2011 and to a lesser extent to a reduction in bad debt expense for the commercial medical segment in comparison to the same period one year ago.

As of April 30, 2011, compared to April 30, 2010, physical occupancy levels on a stabilized property basis increased in one of our five reportable segments and on an all property basis increased in two of our five reportable segments.

Physical Occupancy Levels on a Stabilized Property and All Property Basis:

	Stabilized Properties(a)		All Properties
	As of April 30,		As of Ended April 30,
Segments	Fiscal 2011	Fiscal 2010	Fiscal 2011	Fiscal 2010
Multi-Family Residential	92.8%	89.7%	92.8%	89.7%
Commercial Office	79.2%	83.9%	79.7%	83.4%
Commercial Medical	95.3%	95.7%	96.0%	95.1%
Commercial Industrial	89.8%	90.6%	90.1%	90.7%
Commercial Retail	82.6%	82.8%	81.6%	82.8%

a.	As of April 30, 2011, stabilized properties excluded:
Multi-Family Residential -	Crown Apartments, Rochester, MN; Northern Valley Apartments, Rochester, MN; North Pointe II, Bismarck, ND and Sierra Vista, Sioux Falls, SD.
Total number of units, 132. Occupancy % for April 30, 2011 is 91.7%.

Commercial Office -	IRET Corporate Plaza, Minot, ND; Minot 2505 16th St SW, Minot, ND; 1st Avenue Building, Minot, ND and Omaha 10802 Farnum Drive, Omaha, NE.
Total square footage 128,611. Occupancy % for April 30, 2011 is 99.4%.

Commercial Medical -
Casper 1930 E 12th Street (Park Place), Casper, WY; Casper 3955 E 12th Street (Meadow Wind), Casper, WY; Cheyenne 4010 N College Drive (Aspen Wind), Cheyenne, WY; Cheyenne 4060 N College Drive (Sierra Hills), Cheyenne, WY; Laramie 1072 N 22nd Street (Spring Wind), Laramie, WY; Billings 2300 Grant Road, Billings, MT; Missoula 3050 Great Northern Avenue, Missoula, MT and Edgewood Vista-Minot, Minot, ND.

Total square footage, 375,847. Occupancy % for April 30, 2011 is 100.0%.

Commercial Industrial -	Clive 2075 NW 94th St., Clive, IA and Fargo 1320 45th Street North, Fargo, ND.
Total square footage, 84,754. Occupancy % for April 30, 2011 is 100.0%.

Commercial Retail -	Minot 1400 31st Ave, Minot, ND.
Total square footage, 47,709. Occupancy % for April 30, 2011 is 53.6%.

As of April 30, 2010, stabilized properties excluded:
Multi-Family Residential -	Crown Apartments, Rochester, MN and Northern Valley Apartments, Rochester, MN.
Total number of units, 64. Occupancy % for April 30, 2010 is 95.3%.

Commercial Office -	IRET Corporate Plaza, Minot, ND; Minot 2505 16th St SW, Minot, ND and 1st Avenue Building, Minot, ND.
Total square footage, 80,322. Occupancy % for April 30, 2010 is 51.0%.

Commercial Medical -
Casper 1930 E 12th Street (Park Place), Casper, WY; Casper 3955 E 12th Street (Meadow Wind), Casper, WY; Cheyenne 4010 N College Drive (Aspen Wind), Cheyenne, WY; Cheyenne 4060 N College Drive (Sierra Hills), Cheyenne, WY; Laramie 1072 N 22nd Street (Spring Wind), Laramie, WY; Billings 2300 Grant Road, Billings, MT; Missoula 3050 Great Northern Avenue, Missoula, MT and Fox River Cottages, Grand Chute, WI.

Total square footage, 264,335. Occupancy % for April 30, 2010 is 90.4%.

Commercial Industrial -	Clive 2075 NW 94th St., Clive, IA.
Total square footage, 42,510. Occupancy % for April 30, 2010 is 100.0%.

______________________________
2
We measure the performance of our segments based on NOI, which we define as total real estate revenues less real estate expenses (which consist of utilities, maintenance, real estate taxes, insurance and property management expenses). We believe that NOI is an important supplemental measure of operating performance for a real estate investment trust’s operating real estate because it provides a measure of core operations that is unaffected by depreciation, amortization, financing and general and administrative expense. NOI does not represent cash generated by operating activities in accordance with GAAP, and should not be considered an alternative to net income, net income available for common shareholders or cash flow from operating activities as a measure of financial performance. See tables below for a reconciliation of NOI to the condensed consolidated financial statements.

3
Stabilized properties are those properties owned for the entirety of both periods being compared, and which, in the case of development or re-development properties, have achieved a target level of occupancy.

Acquisitions and Dispositions

During the fourth quarter of fiscal year 2011, the Company acquired two multi-family residential properties.  On February 3, 2011, the Company closed on its purchase of the 24-unit North Pointe II apartment property in Bismarck, North Dakota, for a purchase price of approximately $1.9 million, consisting of $372,000 in cash and limited partnership units of IRET Properties valued at approximately $1.5 million.  The North Pointe II apartment complex adjoins the Company’s existing North Pointe I property in Bismarck, North Dakota.  On February 28, 2011, the Company completed its acquisition of the 44-unit Sierra Vista Apartments in Sioux Falls, South Dakota, for a purchase price of approximately $2.3 million, consisting of $2.0 million in cash and limited partnership units of IRET Properties valued at approximately $299,000.  The Company had no dispositions during the fourth quarter of fiscal year 2011.

Shareholder Equity, Distributions and Capital Structure

In April 2009, IRET and IRET Properties entered into a continuous equity offering program sales agreement with Robert W. Baird & Co. Incorporated (Baird). Pursuant to the Sales Agreement, IRET may offer and sell its common shares of beneficial interest, no par value, having an aggregate gross sales price of up to $50.0 million, from time to time through Baird as IRET's sales agent. During the fourth quarter of fiscal year 2011, IRET sold no shares under this program.

As of April 30, 2011, IRET had a total capitalization of $1.9 billion. Total capitalization is defined as the market value (closing price at end of period) of the Company’s outstanding common shares and the imputed market value of the outstanding limited partnership units of IRET Properties (which are convertible, at the expiration of a specified holding period, into cash or, at the Company’s sole discretion, into common shares of the Company on a one-to-one basis), plus the book value of the Company’s preferred shares and the outstanding principal balance of the consolidated debt of the Company.

On April 1, 2011, IRET paid a quarterly distribution of $0.1715 per share and unit on its common shares and limited partnership units of IRET Properties. This was IRET’s 160th consecutive distribution at equal or increasing rates.  IRET also paid, on March 31, 2011, a quarterly distribution of $0.5156 per share on its Series A preferred shares.

Distribution Declared.   Subsequent to the end of the fourth quarter of fiscal year 2011, on June 3, 2011, the Company’s Board of Trustees declared a quarterly distribution of $0.1715 per share and unit on the Company’s common shares and the limited partnership units of IRET Properties, payable on July 1, 2011 to shareholders of record on June 15, 2011.  This distribution will be IRET’s 161st consecutive distribution at equal or increasing rates.  The Board of Trustees also declared a quarterly distribution of $0.5156 per share on the Company’s Series A preferred shares, payable June 30, 2011 to preferred shareholders of record on June 15, 2011.

Distribution Reduction Planned.  The Board of Trustees of the Company has approved a plan recommended by Company management to reduce the Company’s quarterly distribution to $0.1300 from $0.1715 per common share and limited partnership unit, effective with the next quarterly distribution planned for October 3, 2011.  The Board currently intends to maintain this level of cash distribution for at least the next four quarters, and anticipates growing the distribution over time in line with FFO growth.   All future distributions remain subject to the discretion of the Company’s Board of Trustees.

A quarterly distribution of $0.1300 per share and unit will be equivalent to an annualized rate of $0.5200 per share/unit, and will be a decrease of 24.2% from the Company’s prior quarterly distribution of $0.1715 per share/unit, or $0.6860 annually.   This decision will preserve approximately $16.7 million in capital for the Company on an annualized basis, based on 100,735,171 shares and units outstanding as of June 29, 2011.

“As we have noted earlier, we recognize the importance of the distribution to our shareholders, and, after a 40-year history of paying distributions at equal or increasing rates, we understand the significance of this decision.  However, we believe it is the correct action at this time to continue to strengthen our Company for the long term,” IRET President and Chief Executive Officer Timothy Mihalick said. “The revised distribution still provides an attractive return to our shareholders, with an annualized yield of 6.0% based on the most recent closing price of our shares on June 29, 2011 of $8.70.  This return is even more attractive when the tax-advantaged status of real estate investment trust distributions is considered.  For example, approximately 71.5% of our calendar year 2010 distributions were classified as return of capital, which is nontaxable until a shareholder’s basis in our stock is fully recovered.   We believe our revised distribution is competitive and reflects an appropriate payout in today’s market.”

Mr. Mihalick said: “The Board’s decision to reduce the distribution reflects our expectation that revenues and FFO will continue to be under pressure in the current fiscal year.  Accordingly, we believed it prudent to recommend to our Board an adjustment in our distribution payout level to a more manageable level reflective of our current revenue and FFO trends.  The Company continues to generate strong cash flow, even in this challenging economic environment, and we believe that with access to ample liquidity and the money saved through this planned distribution reduction, we will have additional flexibility to continue to improve our existing properties and fund the build-outs necessary to attract desirable tenants, as well as take advantage of future acquisition and development opportunities, particularly in our home market of North Dakota.  With the oil and gas activity in the Bakken shale formation in the western part of the state and robust farm commodity prices, North Dakota continues to experience a strong energy and agriculture-led economy.”  Company management expects to provide more information about the distribution decision on the Conference Call for 4th Quarter Earnings scheduled for July 1, 2011.

Conference Call Information

The Conference Call for 4th Quarter Earnings is scheduled for Friday, July 1, 2011 at 9:00 A.M. Central Daylight Time.  The call will be limited to one hour, including questions and answers.  Conference call access information is as follows:

USA Toll Free Number: 1-877-317-6789
International Toll Free Number: 1-412-317-6789
Canada Toll Free Number: 1-866-605-3852

A webcast and transcript of the call will be archived on the “Investors Presentations & Events” page of IRET’s website, http://www.iret.com, for one year.  Questions regarding the conference call should be directed to IRET Investor Relations at landerson@iret.com.

About IRET

IRET is a self-administered, equity real estate investment trust investing in income-producing properties located primarily in the upper Midwest. IRET owns a diversified portfolio of properties consisting of 78 multi-family residential properties with 8,661 apartment units; and 68 commercial office properties, 56 commercial medical properties (including senior housing), 19 commercial industrial properties and 33 commercial retail properties with a total of approximately 12.2 million square feet of leasable space.  IRET common and preferred shares are publicly traded on the NASDAQ Global Select Market (symbols: IRET and IRETP). IRET’s press releases and supplemental information are available on the Company website at www.iret.com or by contacting Investor Relations at 701-837-4738.

Certain statements in this earnings release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially from projected results. Such risks, uncertainties and other factors include, but are not limited to: intentions and expectations regarding future distributions on our common shares and units, fluctuations in interest rates, the effect of government regulation, the availability of capital, changes in general and local economic and real estate market conditions, competition, our ability to attract and retain skilled personnel, and those risks and uncertainties detailed from time to time in our filings with the Securities and Exchange Commission, including our 2010 Form 10-K.  We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

	(in thousands)
	April 30, 2011	April 30, 2010
ASSETS
Real estate investments
Property owned	$1,770,798	$1,800,519
Less accumulated depreciation	(328,952)	(308,626)
	1,441,846	1,491,893
Development in progress	9,693	2,831
Unimproved land	6,550	6,007
Mortgage loans receivable, net of allowance of $3 and $3, respectively	156	158
Total real estate investments	1,458,245	1,500,889
Other assets
Cash and cash equivalents	41,191	54,791
Marketable securities – available-for-sale	625	420
Receivable arising from straight-lining of rents, net of allowance of $996 and $912, respectively	18,933	17,320
Accounts receivable, net of allowance of $317 and $257, respectively	5,646	4,916
Real estate deposits	329	516
Prepaid and other assets	2,351	1,189
Intangible assets, net of accumulated amortization of $42,154 and $39,571, respectively	49,832	50,700
Tax, insurance, and other escrow	15,268	9,301
Property and equipment, net of accumulated depreciation of $1,231 and $924, respectively	1,704	1,392
Goodwill	1,127	1,388
Deferred charges and leasing costs, net of accumulated amortization of $13,675 and $13,131, respectively	20,112	18,108
TOTAL ASSETS	$1,615,363	$1,660,930
LIABILITIES AND EQUITY
LIABILITIES
Accounts payable and accrued expenses	$37,879	$38,514
Revolving lines of credit	30,000	6,550
Mortgages payable	993,803	1,057,619
Other	8,404	1,320
TOTAL LIABILITIES	1,070,086	1,104,003
COMMITMENTS AND CONTINGENCIES
REDEEMABLE NONCONTROLLING INTERESTS – CONSOLIDATED REAL ESTATE ENTITIES	987	1,812
EQUITY
Investors Real Estate Trust shareholder’s equity
Preferred Shares of Beneficial Interest (Cumulative redeemable preferred shares, no par value, 1,150,000 shares issued and outstanding at April 30, 2011 and April 30, 2010, aggregate liquidation preference of $28,750,000)	27,317	27,317
Common Shares of Beneficial Interest (Unlimited authorization, no par value, 80,523,265 shares issued and outstanding at April 30, 2011, and 75,805,159 shares issued and outstanding at April 30, 2010)	621,936	583,618
Accumulated distributions in excess of net income	(237,563)	(201,412)
Total Investors Real Estate Trust shareholders’ equity	411,690	409,523
Noncontrolling interests – Operating Partnership (20,067,350 units at April 30, 2011 and 20,521,365 units at April 30, 2010)	123,627	134,970
Noncontrolling interests – consolidated real estate entities	8,973	10,622
Total equity	544,290	555,115
TOTAL LIABILITIES AND EQUITY	$1,615,363	$1,660,930

v

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
for the three and twelve months ended April 30, 2011 and 2010

	Three Months Ended April 30		Twelve Months Ended April 30
	(in thousands, except per share data)
	2011	2010	2011	2010
REVENUE
Real estate rentals	$48,902	$48,128	$192,400	$186,517
Tenant reimbursement	10,222	11,282	45,007	44,994
TOTAL REVENUE	59,124	59,410	237,407	231,511
EXPENSES
Depreciation/amortization related to real estate investments	14,246	13,839	55,849	55,093
Utilities	5,054	4,713	18,238	17,101
Maintenance	7,239	6,508	29,240	26,972
Real estate taxes	7,784	7,451	30,852	30,210
Insurance	438	923	2,304	3,615
Property management expenses	5,754	5,787	21,289	18,393
Administrative expenses	1,562	1,312	6,617	5,716
Advisory and trustee services	123	131	605	502
Other expenses	417	1,045	1,774	2,513
Amortization related to non-real estate investments	701	652	2,679	2,362
Impairment of real estate investments	0	0	0	708
TOTAL EXPENSES	43,318	42,361	169,447	163,185
Gain on involuntary conversion	0	0	0	1,660
Interest expense	(15,626)	(16,359)	(64,021)	(65,665)
Interest income	65	275	259	539
Other income	65	116	282	355
Income from continuing operations	310	1,081	4,480	5,215
Income (loss) from discontinued operations	0	371	19,871	(630)
NET INCOME	310	1,452	24,351	4,585
Net loss (income) attributable to noncontrolling interests – Operating Partnership	36	(181)	(4,449)	(562)
Net loss (income) attributable to noncontrolling interests – consolidated real estate entities	98	(24)	180	(22)
Net income attributable to Investors Real Estate Trust	444	1,247	20,082	4,001
Dividends to preferred shareholders	(593)	(593)	(2,372)	(2,372)
NET (LOSS) INCOME AVAILABLE TO COMMON SHAREHOLDERS	$(149)	$654	$17,710	$1,629
(Loss) Earnings per common share from continuing operations – Investors Real Estate Trust – basic and diluted	(.01)	.01	.02	.04
Earnings (Loss) per common share from discontinued operations – Investors Real Estate Trust – basic and diluted	.00	.00	.20	(.01)
NET (LOSS) INCOME PER COMMON SHARE – BASIC AND DILUTED	$(.01)	$.01	$.22	$.03
DIVIDENDS PER COMMON SHARE	$.1715	$.1715	$.6860	$.6845

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
RECONCILIATION OF NET INCOME ATTRIBUTABLE TO
INVESTORS REAL ESTATE TRUST TO FUNDS FROM OPERATIONS
for the three and twelve months ended April 30, 2011 and 2010

	(in thousands, except per share amounts)
Three Months Ended April 30,	2011			2010
	Amount	Weighted Avg Shares and Units(2)	Per Share and Unit(3)	Amount	Weighted Avg Shares and Units(2)	Per Share And Unit(3)

Net income attributable to Investors Real Estate Trust	$444			$1,247
Less dividends to preferred shareholders	(593)			(593)
Net (loss) income available to common shareholders	(149)	80,143	$(0.01)	654	74,432	$0.01
Adjustments:
Noncontrolling interest – Operating Partnership	(36)	20,096		181	20,547
Depreciation and amortization(1)	14,877			14,993
Gain on depreciable property sales	0			(68)
Funds from operations applicable to common shares and Units	$14,692	100,239	$0.15	15,760	94,979	$0.17

	(in thousands, except per share amounts)
Twelve Months Ended April 30,	2011			2010
	Amount	Weighted Avg Shares and Units(2)	Per Share and Unit(3)	Amount	Weighted Avg Shares and Units(2)	Per Share And Unit(3)

Net income attributable to Investors Real Estate Trust	$20,082			$4,001
Less dividends to preferred shareholders	(2,372)			(2,372)
Net income available to common shareholders	17,710	78,628	$0.22	1,629	69,093	$0.03
Adjustments:
Noncontrolling interest – Operating Partnership	4,449	20,154		562	20,825
Depreciation and amortization(4)	59,402			59,383
Gain on depreciable property sales	(19,365)			(68)
Funds from operations applicable to common shares and Units	$62,196	98,782	$0.63	$61,506	89,918	$0.69

(1)
Real estate depreciation and amortization consists of the sum of depreciation/amortization related to real estate investments and amortization related to non-real estate investments from the Condensed Consolidated Statements of Operations, totaling $14,947 and $14,491, and depreciation/amortization from Discontinued Operations of $0 and $570, less corporate-related depreciation and amortization on office equipment and other assets of $70 and $68, for the three months ended April 30, 2011 and 2010, respectively.

(2)	UPREIT Units of the Operating Partnership are exchangeable for common shares of beneficial interest on a one-for-one basis.
(3)	Net income attributable to Investors Real Estate Trust is calculated on a per share basis. FFO is calculated on a per share and unit basis.
(4)
Real estate depreciation and amortization consists of the sum of depreciation/amortization related to real estate investments and amortization related to non-real estate investments from the Condensed Consolidated Statements of Operations, totaling $58,528 and $57,455, and depreciation/amortization from Discontinued Operations of $1,146 and $2,308, less corporate-related depreciation and amortization on office equipment and other assets of $272 and $380, for the twelve months ended April 30, 2011 and 2010, respectively.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
RECONCILATION OF NET OPERATING INCOME TO THE
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
for the three and twelve months ended April 30, 2011 and 2010

	(in thousands)
Three Months Ended April 30, 2011	Multi-Family Residential	Commercial- Office	Commercial- Medical	Commercial- Industrial	Commercial- Retail	Total

Real estate revenue	$17,242	$18,908	$16,501	$3,275	$3,198	$59,124
Real estate expenses	8,882	8,973	5,903	1,205	1,306	26,269
Net operating income	$8,360	$9,935	$10,598	$2,070	$1,892	32,855
Depreciation/amortization						(14,947)
Administrative, advisory and trustee services						(1,685)
Other expenses						(417)
Interest expense						(15,626)
Interest and other income						130
Net income						$310

	(in thousands)
Three Months Ended April 30, 2010	Multi-Family Residential	Commercial- Office	Commercial- Medical	Commercial- Industrial	Commercial- Retail	Total

Real estate revenue	$16,268	$20,127	$16,282	$3,289	$3,444	$59,410
Real estate expenses	8,261	9,082	5,767	960	1,312	25,382
Net operating income	$8,007	$11,045	$10,515	$2,329	$2,132	34,028
Depreciation/amortization						(14,491)
Administrative, advisory and trustee services						(1,443)
Other expenses						(1,045)
Interest expense						(16,359)
Interest and other income						391
Income from continuing operations						1,081
Income from discontinued operations						371
Net income						$1,452

	(in thousands)
Twelve Months Ended April 30, 2011	Multi-Family Residential	Commercial- Office	Commercial- Medical	Commercial- Industrial	Commercial- Retail	Total

Real estate revenue	$66,838	$77,747	$66,048	$13,165	$13,609	$237,407
Real estate expenses	34,129	36,055	22,466	4,328	4,945	101,923
Net operating income	$32,709	$41,692	$43,582	$8,837	$8,664	135,484
Depreciation/amortization						(58,528)
Administrative, advisory and trustee services						(7,222)
Other expenses						(1,774)
Interest expense						(64,021)
Interest and other income						541
Income from continuing operations						4,480
Income from discontinued operations						19,871
Net income						$24,351

	(in thousands)
Twelve Months Ended April 30, 2010	Multi-Family Residential	Commercial- Office	Commercial- Medical	Commercial- Industrial	Commercial- Retail	Total

Real estate revenue	$65,478	$82,079	$57,439	$13,095	$13,420	$231,511
Real estate expenses	32,615	36,833	17,904	4,121	4,818	96,291
Gain on involuntary conversion	1,660	0	0	0	0	1,660
Net operating income	$34,523	$45,246	$39,535	$8,974	$8,602	136,880
Depreciation/amortization						(57,455)
Administrative, advisory and trustee services						(6,218)
Other expenses						(2,513)
Impairment of real estate investment						(708)
Interest expense						(65,665)
Interest and other income						894
Income from continuing operations						5,215
Loss from discontinued operations						(630)
Net income						$4,585